UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2006

RemedyTemp, Inc.

(Exact name of registrant as specified in its charter)

California	000-20831	95-2890471
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Enterprise, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	949-425-7600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 11, 2006, RemedyTemp, Inc. issued a press release announcing its fiscal results for its first quarter ended April 2, 2006. RemedyTemp will hold an earnings call and Webcast at 7:30 a.m. Pacific Time, on May 11, 2006. A copy of the press release is attached to this current report on Form 8-K as exhibit 99.1.

Item 8.01. Other Events

The press release attached as Exhibit 99.1 to this report includes a statement concerning the Company’s recent announcement that it signed a definitive agreement to be acquired by Select Personnel Services.  RemedyTemp has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the shareholders of RemedyTemp. RemedyTemp’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and RemedyTemp. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RemedyTemp by going to RemedyTemp’s Investor Relations page on its corporate website at www.remedytemp.com.

RemedyTemp and its officers and directors may be deemed to be participants in the solicitation of proxies from RemedyTemp’s shareholders with respect to the acquisition. Information about RemedyTemp executive officers and directors and their ownership of RemedyTemp common stock is set forth in the proxy statement for the RemedyTemp 2006 Annual Meeting of Shareholders, which was filed with the SEC on January 13, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of RemedyTemp and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of RemedyTemp, Inc. issued on April 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RemedyTemp, Inc.

May 11, 2006	By:	/s/ Monty A. Houdeshell
Name: Monty A. Houdeshell
Title: Senior Vice President and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of RemedyTemp, Inc. issued on May 11, 2006